UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                      Entry into a Material Definitive Agreement.

In June 2018, pdvWireless, Inc. (the “Company”) announced its plan to restructure its business to align and focus its business priorities on its spectrum initiatives aimed at modernizing and realigning the 900 MHz band to increase its usability and capacity, including for the future deployment of broadband and other advanced technologies and services. In furtherance of this restructuring plan, the Company has entered into agreements to transfer its TeamConnect and pdvConnect businesses.  Specifically, the Company entered into: (i) a Customer Acquisition and Resale Agreement (the “A BEEP Agreement”) with A BEEP LLC (“A BEEP”) on January 2, 2019, (ii) a Customer Acquisition, Resale and Licensing Agreement (the “Goosetown Agreement”) with Goosetown Enterprises, Inc. (“Goosetown”) on January 2, 2019 and (iii) a memorandum of understanding with the principals of Goosetown (the “MOU”) on December 31, 2018.  The Company will continue operating trunked facilities in the markets in which customers are being transferred and in other markets in which it holds FCC licenses.

A BEEP Agreement

Under the A BEEP Agreement, A BEEP acquired: (i) the Company’s TeamConnect customers located in the Atlanta, Chicago, Dallas, Houston and Phoenix metropolitan markets (the “A BEEP Purchased Customers”), (ii) the right to access the Company’s TeamConnect Metro and Campus systems (the “MotoTRBO Systems”) and (iii) the right to resell access to the Company’s MotoTRBO Systems pursuant to a Mobile Virtual Network Operation arrangement (the “MVNO Arrangement”).

A BEEP agreed to provide customer care, billing and collection services for all A BEEP Purchased Customers.  The Company will initially continue to provide these services for a 90-day period to help facilitate the transitioning of the A BEEP Purchased Customers. Additionally, the Company will pay all site lease, backhaul and utility costs required to operate the MotoTRBO Systems for a two (2)-year period.

A BEEP has also agreed to pay the Company a certain portion of the recurring revenues received from the A BEEP Purchased Customers ranging from 100% to 20% during the term of the A BEEP Agreement. Additionally, A BEEP has agreed to pay the Company a portion of recurring revenues from the Company’s customers who utilize A BEEP’s push-to-talk Diga-Talk Plus application (“Diga-Talk Plus”) ranging from 35% to 15% for a period of 48 months.

Additionally, the A BEEP Agreement provides audit rights to the Company, mutual indemnification obligations and certain liability waivers. The A BEEP Agreement has a term of no longer than 72-months, unless terminated earlier by one of the parties as a result of a material breach by the other party.

Goosetown Agreement

Under the Goosetown Agreement, Goosetown acquired: (i) the Company’s TeamConnect customers located in the Baltimore/Washington DC, Philadelphia and New York metropolitan markets (the “Goosetown Purchased Customers”), (ii) the right to access the Company’s MotoTRBO Systems, (iii) the right to resell access to the Company’s MotoTRBO Systems pursuant to a MVNO Arrangement and (iv) a license to sell the TeamConnect Mobile, TeamConnect Hub and TeamConnect for Smart Devices applications (collectively, the “Licensed Applications”).

Goosetown agreed to provide customer care, billing and collection services for all Goosetown Purchased Customers.  The Company will initially continue to provide these services for a 90-day period to help facilitate the transitioning of the Goosetown Purchased Customers. Additionally, the Company will pay all site lease, backhaul and utility costs required to operate the MotoTRBO Systems for a two (2)-year period.

Goosetown has also agreed to pay the Company a portion of the recurring revenues received from the Goosetown Purchased Customers ranging from 100% to 20% during the term of the Goosetown Agreement. Additionally, Goosetown has agreed to pay the Company 20% of recurring revenues from the Licensed Applications for a period of 48 months.

Additionally, the Goosetown Agreement provides audit rights to the Company, mutual indemnification obligations and certain liability waivers. The Goosetown Agreement has a term of no longer than 72-months, unless terminated earlier by one of the parties as a result of a material breach by the other party.

Memorandum of Understanding

The Company also entered into the MOU with TeamConnect LLC (the “LLC”), an entity formed by the principals of Goosetown (the “Goosetown Principals”).  The terms of the MOU provide that the Company will assign the intellectual property rights to its TeamConnect and pdvConnect related applications and software pursuant to the terms of an IP Assignment, Software Support and Development Services Agreement (the “IP Agreement”) to the LLC in exchange for a 19.5% ownership interest in the LLC.  The Goosetown Principals have agreed to fund the future operations of the LLC, subject to certain limitations.

The LLC will assume the Company’s software support and maintenance obligations under the Goosetown and A BEEP Agreements.  The LLC will also assume customer care, billing and collection services related to the Company’s pdvConnect applications.  The Company has agreed to provide transition services to the LLC for a 90-day period to facilitate an orderly transition of the customer care, billing and collection services.

The Company is obligated to pay the LLC a monthly service fee for 24 months for its assumption of the Company’s support obligations under the Goosetown and A BEEP Agreements.  The LLC is obligated to pay the Company a certain portion of the billed revenue received by the LLC from pdvConnect customers for a 48-month period.

The foregoing descriptions of the Goosetown Agreement, the A BEEP Agreement, the MOU and the IP Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the complete text of these agreements. The Company intends to submit a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 for certain portions of each of these agreements. Each of the Goosetown Agreement, the A BEEP Agreement, the MOU and the IP Agreement, in redacted form subject to such confidential treatment request, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018.

Item 2.01   Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, the Company has entered into agreements to transfer its TeamConnect and pdvConnect businesses.  The unaudited pro forma consolidated financial information of the Company, giving effect to the transfers, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.05   Costs Associated with Exit or Disposal Activities.

In connection with transferring the TeamConnect and pdvConnect businesses, on December 31, 2018, the Board of Directors of the Company approved the following cost-reduction and restructuring actions: (i) the elimination of approximately 20 positions, or 30% of the Company’s workforce and (ii) the closure of the Company’s office in San Diego, California.   The Company expects to record a restructuring charge in the fourth quarter of fiscal 2019 of approximately $0.9 million, primarily related to employee severance, retention and benefit costs and rent for the San Diego office.  An additional $0.2 million of restructuring charges will be incurred during fiscal 2020 and 2021 related to employee retention costs.  The affected employees have received notification and are eligible to receive severance payments based on their level within the organization and years of service, contingent upon an affected employee’s execution (and non-revocation) of a separation agreement, which includes a general release of claims against the Company.  Overall, the Company expects that the transfer of its TeamConnect and pdvConnect businesses as described above under Item 1.01 (Entry in a Material Definitive Agreement) and the workforce reduction and office closure will decrease operating costs by approximately $2.1 million on an annualized basis.  The actions associated with the cost reduction and restructuring actions are anticipated to be completed by

July 31, 2019.  It is anticipated that the related cash payments for severance costs will occur by the end of August 31, 2019.

Forward-Looking Statements

This Item 2.05 contains “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. These forward-looking statements include statements regarding the expected costs, timing and operational benefits of the Company’s transfer of its TeamConnect and pdvConnect businesses and its other cost-reduction and restructuring actions and the financial impact of the Company’s transfers and restructuring actions on its future operating costs and financial results. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, filed with the SEC on August 9, 2018.  Modifications to those factors and/or additional factors are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 7, 2018.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Company to give effect to the Company’s transfer of its TeamConnect and pdvConnect businesses and related cost-reduction and restructuring actions is included as Exhibit 99.1 filed herewith and is incorporated herein by reference.  The unaudited pro forma consolidated financial information has been prepared for comparative purposes only and does not purport to be indicative of the future results of operations or financial condition of the Company.

(d) Exhibits.

Augu
Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: January 7, 2019	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information of the Company.